SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2005 (February 16, 2005)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                      (229) 226-9110

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 16, 2005, the Board of Directors of Flowers Foods, Inc. elected Benjamin H. Griswold IV to the company’s Board of Directors. He is expected to serve on the audit committee. Mr. Griswold will stand for election at the 2005 Annual Meeting of Shareholders to serve for a term of three years. There have been no related party transactions between Mr. Griswold and Flowers Foods, Inc. or any of its subsidiaries in the last year.

     The press release announcing Mr. Griswold’s election to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit Number	Description

99.1	Press release of Flowers Foods, Inc. dated February 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:
/s/ Jimmy M. Woodward

Name: Jimmy M. Woodward
Title: Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer
Date: February 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated February 17, 2005